EX-23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of CareMax, Inc. on Form S-8, of our report dated March 1, 2021, relating to the financial statements of Interamerican Medical Center Group, LLC and Subsidiaries as of and for the years ended December 31, 2020 and 2019. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Red Bank, New Jersey

October 22, 2021